Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                CORPFIN.COM, INC.


         Corpfin.com, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

         FIRST: The amendments to the Corporation's Certificate of Incorporation set forth below were duly adopted in accordance with Section 242 of the Delaware General Corporation Law and have been consented to in writing by a majority of the stockholders in accordance with Section 228 of the Delaware General Corporation Law. The resolutions setting forth the proposed amendments are as follows:

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article I thereof and replacing it with the following:

                                    Article I

         The name of the corporation is JPC Capital Partners, Inc.

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting the first complete sentence of Article VI, Section B.

         SECOND: That thereafter, pursuant to resolution of the Corporation's Board of Directors, the amendments effected herein were authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon by written consent in lieu of a meeting, in accordance with
Section 228 of the Delaware General Corporation Law.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



                            [signature page follows]

         IN WITNESS THEREOF, Corpfin.com, Inc. has caused this certificate to be signed by the President and Chief Executive Officer, John C. Canouse, this 22nd day of July 2004.


                                    By:      /s/ John C. Canouse
                                             --------------------
                                                 John C. Canouse
                                             President and Chief
                                             Executive Officer